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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported) March 30, 2000

                           DANIEL GREEN COMPANY
             (Exact name of registrant as specified in its charter)


Massachusetts                               000-00774                 150327010
(State or other                             (Commission               (I.R.S. Employer
jurisdiction of incorporation)              File Number)              Identification No.)

One Main Street, Dolgeville, New York       13329
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (315) 429-3131


(Former name or former address, if changed since last report.)
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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On March 30, 2000, Daniel Green Company (the "Company") concluded its acquisition of all of the outstanding stock of Penobscot Shoe Company for approximately $17.8 million in cash and the assumption of certain obligations (the "Purchase Price"). The seller was Riedman Corporation, owner of 35% of the outstanding shares of Daniel Green. James R. Riedman, Chairman and CEO of Daniel Green, is President and Director of Riedman Corporation. Accordingly, the Daniel Green Board appointed a Special Committee consisting of all directors other than Mr. Riedman and Greg Tunney, President of Daniel Green. The Special Committee negotiated and approved the terms of the acquisition on behalf of Daniel Green.

                  The Company had negotiated last fall to acquire Penobscot, but was unable to secure the necessary financing (which required a guaranty from Riedman Corporation which it found unacceptable). Thus, with the approval of the Daniel Green Board, Riedman Corporation proceeded to acquire Penobscot (through a cash tender offer and subsequent cash-out merger). The tender offer and merger consideration were for $11.75 per share or an aggregate of $16,312,419 (the "Tender/Merger Price").

                  The difference between the Tender/Merger Price for Riedman Corporation and the Purchase Price for Daniel Green is a negotiated amount which reflects Riedman's actual cost for the funds borrowed to cover the Tender/Merger Price, legal and other expenses incurred and the approximate net profit of Penobscot between the date the tender offer commenced (October 12, 1999) and the date the Company concluded its purchase of Penobscot from Riedman Corporation.

                  Financing for the Company's acquisition was secured from Manufacturers and Traders Trust Company.

                  Penobscot is a manufacturer of women's footwear under the Trotters and newly introduced Softwalk labels. Based in Old Town, Maine, Penobscot sales for the fiscal year ended November 30, 1999 were $21.7 million and its net pre-tax income was $3.2 million. The Penobscot assets will be used by Daniel Green in expanding its business as a leader in designing and selling well known branded slippers, including its line of women's slippers, L.B. Evans mens slippers and Woolrich mens slippers.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  Exhibit A - Press Release dated March 31, 2000.

                  Exhibit 7(a)(i) Financial Statements of Penobscot Shoe Company these statements are not filed with this report but will be filed within 60 days

                  Exhibit 7(b) Pro Forma Financial Statements - these statements are not filed with this report but will be filed within 60 days
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SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                             DANIEL GREEN COMPANY
                                             (Registrant)


Dated:  March 30, 2000                       By:  /s/ James R. Riedman
                                                      James R. Riedman, CEO